SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2003

FAO, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19536	95-3971414
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Address of Principal Executive Offices) (Zip Code)

Mr. Jerry R. Welch
President and Chief Executive Officer
2520 Renaissance Boulevard
King of Prussia, Pennsylvania 19406
(Name and Address of Agent For Service)

(610) 292-6600
(Telephone Number, Including Area Code, of Agent for Service)

Item 5.  Other Events and Required FD Disclosure.

On November 3, 2003, FAO, Inc. (“FAO”) issued a press release stating that it had engaged an investment banker to assist it with plans to raise additional capital.  FAO stated that the capital would be used for general corporate purposes and to fund expenditures related to the installation of boutiques in Saks Incorporated and Borders Group, Inc. stores.  FAO stated that it had not settled on terms for the capital needed and cautioned that there could be no assurances the capital would be available on acceptable terms or at all.

FAO also stated, in connection with its Current Report on Form 8-K filed October 21, 2003 and the accompanying press release dated October 20, 2003, that it had amended Note 3 to the Consolidated Financial Statements and the Liquidity and Capital Resources section of Management’s Discussion and Analysis of Financial Condition and Results of Operations, in its Quarterly Report on Form 10-Q for its second quarter ended August 2, 2003.  FAO explained that it made these amendments in order to make those sections consistent with the statement in its October 21, 2003 8K regarding its current expectation that it will generate sufficient operating income in its fourth quarter to offset most of the aggregate losses incurred during its first three quarters of this fiscal year (taking into account the gain arising in connection with its emergence from bankruptcy in the first quarter of fiscal 2003), without any assurances that it would achieve its expectation.  FAO stated that its October 21, 2003 8-K and the accompanying October 20, 2003 press release must be read in conjunction with such amendments to its 10-Q.

Item 7.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press Release of FAO dated November 3, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAO, INC.

Date: November 3, 2003	/s/ Jerry R. Welch
Jerry R. Welch
President and Chief Executive Officer